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                                                                     Exhibit (n)




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1/Amendment No. 6 to Registration Statement Nos. 333-147509/811-21851 on Form N-6 our report dated March 31, 2009, relating to the financial statements of each of the Investment Divisions of MetLife Investors USA Variable Life Account A appearing in the Prospectus, which is part of such Registration Statement, and of our report dated April 2, 2009, relating to the financial statements of MetLife Investors USA Insurance Company (the "Company")(which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company changed its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008), appearing in the Statement of Additional Information, which is also part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 22, 2009